Exhibit 99.1

Private Bancshares, Inc.

and Subsidiary

Consolidated Financial Statements

December 31, 2016 and 2015

(with Independent Auditor’s Report thereon)

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

Private Bancshares, Inc.

Atlanta, Georgia

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Private Bancshares, Inc. and subsidiary, which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of earnings, comprehensive income, changes in stockholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Private Bancshares, Inc. and its subsidiary as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PORTER KEADLE MOORE, LLC

Atlanta, Georgia

September 29, 2017

Private Bancshares, Inc. and Subsidiary

Consolidated Balance Sheets

December 31, 2016 and 2015

	2016	2015
Assets
Cash and due from banks	$17,792,657	9,069,279
Securities available-for-sale	9,748,535	16,716,497
Other investments	252,500	1,708,700
Mortgage loans held-for-sale	24,627,522	27,598,678
Loans, net	263,444,633	220,172,109
Premises and equipment, net	642,157	775,205
Cash surrender value of life insurance	3,294,245	3,204,414
Accrued interest receivable and other assets	2,660,199	1,230,847
Total assets	$322,462,448	280,475,729
Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$135,821,866	92,836,601
Interest-bearing	150,260,080	121,351,243
Total deposits	286,081,946	214,187,844
Securities sold under agreements to repurchase	2,201,058	3,975,670
Federal Home Loan Bank advances	-	35,000,000
Accrued interest payable and other liabilities	1,764,411	1,475,811
Total liabilities	290,047,415	254,639,325
Commitments
Stockholders’ equity:
Common stock, $1 par value; 20,000,000 shares authorized; 2,503,527 and 1,926,027 shares issued and outstanding, respectively	2,503,527	1,926,027
Additional paid-in capital	24,545,742	19,228,993
Retained earnings	5,649,675	4,926,712
Accumulated other comprehensive loss	(283,911)	(245,328)
Total stockholders’ equity	32,415,033	25,836,404
Total liabilities and stockholders’ equity	$322,462,448	280,475,729

See accompanying notes to consolidated financial statements.

Private Bancshares, Inc. and Subsidiary

Consolidated Statements of Earnings

For the Years Ended December 31, 2016 and 2015

	2016	2015
Interest and dividend income:
Loans, including fees	$14,737,107	12,214,673
Investment securities	282,468	416,270
Other	108,866	64,249
Total interest income	15,128,441	12,695,192
Interest expense:
Deposits	523,070	466,125
Borrowings	294,057	312,846
Total interest expense	817,127	778,971
Net interest income	14,311,314	11,916,221
(Provision for) reduction of loan losses	(631,089)	42,027
Net interest income after reduction of (provision for) loan losses	13,680,225	11,958,248
Noninterest income:
Service charges on deposit accounts	323,512	301,822
Gain on sale of securities available-for-sale	46,190	10,117
Gain on sale of SBA loans	434,161	300,679
Mortgage fee income	7,901,315	6,484,677
Other fee income	308,849	287,009
Total noninterest income	9,014,027	7,384,304
Noninterest expense:
Salaries and employee benefits	11,477,230	8,398,546
Occupancy	1,086,770	1,014,707
Data processing	597,934	501,548
Professional fees	671,613	436,655
Loss on sale and writedown of other real estate	-	30,560
Other operating	6,211,715	3,677,943
Total noninterest expense	20,045,262	14,059,959
Net earnings	$2,648,990	5,282,593

See accompanying notes to consolidated financial statements.

Private Bancshares, Inc. and Subsidiary

Consolidated Statements of Comprehensive Income

For the Years Ended December 31, 2016 and 2015

	2016	2015
Net earnings	$2,648,990	5,282,593
Other comprehensive income (loss):
Unrealized gains on investment securities available-for-sale:
Holding gains arising during the period	7,607	34,350
Reclassification adjustment for gains included in net earnings	(46,190)	(10,117)
Total other comprehensive income (loss)	(38,583)	24,233
Comprehensive income	$2,610,407	5,306,826

See accompanying notes to consolidated financial statements.

Private Bancshares, Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders’ Equity

For the Years Ended December 31, 2016 and 2015

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity

Balance, December 31, 2014	$1,919,268	19,147,581	219,900	(269,561)	21,017,188

Stock-based compensation expense	6,759	81,412	-	-	88,171

Net earnings	-	-	5,282,593	-	5,282,593

Cash dividends paid	-	-	(575,781)	-	(575,781)

Change in unrealized gain/loss on securities available-for-sale	-	-	-	24,233	24,233

Balance, December 31, 2015	1,926,027	19,228,993	4,926,712	(245,328)	25,836,404

Stock-based compensation expense	-	119,249	-	-	119,249

Net earnings	-	-	2,648,990	-	2,648,990

Cash dividends paid	-	-	(1,926,027)	-	(1,926,027)

Proceeds from exercise of options and warrants	577,500	5,197,500	-	-	5,775,000

Change in unrealized gain/loss on securities available-for-sale	-	-	-	(38,583)	(38,583)

Balance, December 31, 2016	$2,503,527	24,545,742	5,649,675	(283,911)	32,415,033

See accompanying notes to consolidated financial statements.

Private Bancshares, Inc. and Subsidiary

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2016 and 2015

	2016	2015
Cash flows from operating activities:
Net earnings	$2,648,990	5,282,593
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation, amortization and accretion	361,129	373,407
Provision for (reduction in) loan losses	631,089	(42,027)
Gain on sales of securities available-for-sale	(46,190)	(10,117)
Stock-based compensation expense	119,249	88,171
Loss on sale and writedown of other real estate	-	30,560
Increase in cash surrender value of life insurance	(89,831)	(86,158)
Change in:
Mortgage loans held-for-sale	2,971,156	(17,795,398)
Accrued interest receivable and other assets	(1,429,352)	(276,396)
Accrued interest payable and other liabilities	288,600	449,410
Net cash provided by (used in) operating activities	5,454,840	(11,985,955)
Cash flows from investing activities:
Proceeds from sales of securities available-for-sale	4,091,333	4,080,827
Proceeds from paydowns, calls and maturities of securities available-for-sale	9,852,764	9,717,405
Purchases of securities available-for-sale	(7,000,000)	(7,996,292)
Purchases of other investments	(3,516,300)	(288,100)
Proceeds from sale of other investments	4,972,500	-
Increase in loans, net	(43,903,613)	(29,589,030)
Purchases of premises and equipment	(196,609)	(160,414)
Proceeds from sale of other real estate and repossessed assets	-	1,627,341
Net cash used in investing activities	(35,699,925)	(22,608,263)
Cash flows from financing activities:
Change in deposits	71,894,102	29,140,954
Change in securities sold under agreements to repurchase	(1,774,612)	(4,615,701)
Proceeds from Federal Home Loan Bank advances	-	7,500,000
Repayment of Federal Home Loan Bank advances	(35,000,000)	-
Repayment of notes payable	-	(2,561,892)
Proceeds from exercise of warrants and options	5,775,000	-
Cash dividends paid	(1,926,027)	(575,781)
Net cash provided by financing activities	38,968,463	28,887,580
Net change in cash and cash equivalents	8,723,378	(5,706,638)
Cash and cash equivalents at beginning of the year	9,069,279	14,775,917
Cash and cash equivalents at end of the year	$17,792,657	9,069,279
Supplemental schedule of non-cash investing and financing activities:
Change in unrealized gain / loss on securities available-for-sale	$(38,583)	24,233
Cash paid during the year for interest	$808,931	786,221

See accompanying notes to consolidated financial statements.

PRIVATE BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(1)	Summary of Significant Accounting Policies

The accounting and reporting policies of Private Bancshares, Inc. and subsidiary (the “Company”) conform to accounting principles generally accepted in the United States of America (“GAAP”) and with general practices within the banking industry. The following is a description of the more significant of those policies that the Company follows in preparing and presenting its consolidated financial statements.

Reporting Entity and Nature of Operations

The Company is a one-bank holding company headquartered in Atlanta, Georgia. Its subsidiary, Private Bank of Buckhead (the “Bank”), is a state bank chartered under the laws of Georgia that commenced operations on December 11, 2006. The Bank is regulated by the Georgia Department of Banking and Finance and is insured and subject to regulation by the Federal Deposit Insurance Corporation. The Bank’s main office is located in Atlanta, Georgia and also operates a branch in Decatur, Georgia. The main emphasis of the Bank is on commercial banking and it offers such customary banking services as consumer and commercial checking accounts, savings accounts, certificates of deposit, commercial and consumer loans, money transfers and a variety of other banking services. The Bank’s primary source of revenue is providing loans to customers within its geographical area. During 2014, the Bank created a mortgage division, PrivatePlus Mortgage. PrivatePlus Mortgage offers a full range of mortgage products and does business nationally. PrivatePlus Mortgage's primary source of revenue is the sale of mortgage loans in the secondary market on a servicing released basis.

Principles of Consolidation and Statements Presentation

The consolidated financial statements include the accounts of the Company and the Bank. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in the near term include, but are not limited to, the determination of the allowance for loan losses and valuation of other real estate.

Cash Equivalents

For purposes of presentation in the consolidated statements of cash flows, cash and cash equivalents include all highly liquid investments whose original maturities are less than 90 days. Reserve requirements held in cash on hand or on deposit with the Federal Reserve by the Bank were $15,915,000 and $4,562,000 at December 31, 2016 and 2015, respectively.

Investment Securities

The Company classifies its securities in one of three categories: trading, available-for-sale or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities for which the Company has the ability and intent to hold until maturity. All securities not included in trading or held-to-maturity are classified as available-for-sale. At December 31, 2016 and 2015, all securities are classified as available-for-sale.

Available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses on securities available-for-sale are excluded from earnings and are reported as a separate component of shareholders’ equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer.

Private Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(1)	Summary of Significant Accounting Policies, continued

Investment Securities, continued

Management evaluates investment securities for other-than-temporary impairment on an annual basis. A decline in the market value of any available-for-sale investment security below cost that is deemed other-than-temporary is charged to earnings for the decline in value deemed to be credit related and a new cost basis in the security is established. The decline in value attributed to non-credit related factors is recognized in other comprehensive income.

Premiums and discounts are amortized or accreted over the life of the related securities as adjustments to the yield. Realized gains and losses for securities classified as available-for-sale and held-to-maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

Other Investments

Other investments include equity securities with limited transferability and no readily determinable value. These investments are carried at cost.

Mortgage Loans Held-for-sale

Mortgage loans held-for-sale are accounted for under the fair value option. The fair value of committed residential mortgage loans held-for-sale is determined by outstanding commitments from investors and the fair value of uncommitted loans is based on current delivery prices in the secondary mortgage market. Origination fees and costs are recognized in earnings at the time of origination for residential mortgage loans held-for-sale.

Loans, Loan Fees and Interest Income on Loans

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balance adjusted for any charge-offs, the allowance for loan losses and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans. Interest on loans is credited to income on a daily basis based upon the principal amount outstanding. Loan origination fees and certain direct origination costs are capitalized and amortized over the life of the related loan.

The accrual of interest on impaired loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Principal and/or interest income is subsequently recognized only to the extent cash payments are received. Loans are returned to accrual status when all the principal and interest amounts contractually due are reasonably assured of repayment within a reasonable time frame.

Allowance for Loan Losses

The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Loans are charged against the allowance for loan losses when management believes the collection of the principal is unlikely. Management’s periodic evaluation of the adequacy of the allowance is comprised of an evaluation of specific risks identified by management, a general allocation of the remaining balance of loans outstanding and the comparison of these amounts to management’s desired reserve. Specific risks are identified through consideration of adverse situations which may affect a borrower’s ability to repay (including the timing of future payments), the estimated value of any underlying collateral and other relevant factors. Management’s allocation on the remainder of loans outstanding is based on peer bank loan loss experience, known and inherent risks in the portfolio, composition of the loan portfolio, current economic conditions and other relevant factors.

Private Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(1)	Summary of Significant Accounting Policies, continued

Allowance for Loan Losses, continued

The allowance for loan losses related to impaired loans that are identified for evaluation is based on discounted cash flows using the loan’s initial effective interest rate or the fair value, less selling costs, of the collateral for collateral dependent loans. By the time a loan becomes probable for foreclosure it has been charged down to the fair value of the collateral, less estimated cost to sell.

Management uses an outsourced independent loan review specialist on a regular basis to corroborate and challenge the internal loan grading system and methods used to determine the adequacy of the allowance for loan losses.

Management believes the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses. Such regulators may require changes to the allowance based on their judgments of information available to them at the time of their examination.

Premises and Equipment

Premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related asset. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs which do not improve or extend the useful life of the respective asset is charged to income as incurred, whereas significant renewals and improvements are capitalized. The range of useful lives for furniture and equipment is 3-10 years. Leasehold improvements are amortized over the shorter of the asset’s useful life or the lease term.

Other Real Estate

Other real estate represents properties acquired through or in lieu of loan foreclosure and is initially recorded at fair value less estimated costs to sell. Accounting standards define fair value as the amount that is expected to be received in a current sale between a willing buyer and seller other than a forced or liquidation sale; correspondingly, fair values at foreclosure are based on independent appraisals. Any write-down to fair value at the time of transfer to other real estate is charged to the allowance for loan losses. Costs of improvements are capitalized, whereas costs relating to holding other real estate and subsequent adjustments to the value are expensed.

Securities Sold Under Agreements to Repurchase

The Bank sells securities under agreements to repurchase. These repurchase agreements are treated as borrowings. The obligations to repurchase securities sold are reflected as a liability and the securities underlying the agreements are reflected as assets in the consolidated balance sheets.

Income Taxes

The Company, with the consent of its stockholders, elected under the Internal Revenue Code to be an S Corporation. In lieu of corporate income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. The stockholders generally receive distributions from the Company to assist in satisfying their income tax obligations.

Stock Compensation Plan

The Company accounts for its stock compensation plans on a fair value based method whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period which is usually the vesting period.

Private Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(1)	Summary of Significant Accounting Policies, continued

Subsequent Events

Management has evaluated subsequent events for potential recognition or disclosure in the financial statements through September 29, 2017, the date on which the financial statements were available to be issued.

(2)	Securities Available-for-Sale

Investment securities available-for-sale at December 31, 2016 and 2015 are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
December 31, 2016:
U.S. government sponsored enterprises	$7,000,000	-	205,525	6,794,475
Mortgage-backed securities	3,032,446	-	78,386	2,954,060
Total	$10,032,446	-	283,911	9,748,535
December 31, 2015:
U.S. government sponsored enterprises	$9,983,711	-	119,084	9,864,627
Mortgage-backed securities	6,978,114	-	126,244	6,851,870
Total	$16,961,825	-	245,328	16,716,497

The following table outlines the unrealized losses and fair value by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2016 and 2015.

	2016		2015
	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses
Unrealized loss for less than 12 months:
U.S. Government sponsored enterprises	$6,794,475	205,525	7,909,659	78,185
Mortgage backed securities	2,954,060	78,386	3,971,235	49,324
Less than 12 months	9,748,535	283,911	11,880,894	127,509
Unrealized loss for greater than 12 months:
U.S. Government sponsored enterprises	-	-	1,954,968	40,899
Mortgage backed securities	-	-	2,880,635	76,920
Total more than 12 months	-	-	4,835,603	117,819
Total	$9,748,535	283,911	16,716,497	245,328

At December 31, 2016, all unrealized losses in the investment portfolio related to debt securities and all of these securities were in an unrealized loss position.

Management evaluates whether unrealized losses on investment securities represent impairment that is other than temporary. In making this evaluation, management considers changes in market interest rates relative to those available when the security is acquired, changes in market expectations about the timing of cash flows from securities that can be prepaid and changes in the market’s perception of the issuer’s financial condition and the security’s credit quality. Management then assesses the likelihood of a recovery in fair value and the length of time over which a recovery would occur, which could extend the holding period. Finally, management determines whether there is both the ability and intent to hold the impaired security until an anticipated recovery, in which case the impairment would be considered temporary.

The unrealized losses on the debt securities arose due to changing interest rates and market conditions and are considered to be temporary because of acceptable investment grades where the repayment sources of principal and interest are largely government backed. Additionally, management had both the ability and intent to hold impaired securities until maturity.

Private Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(2)	Securities Available-for-Sale, continued

The amortized cost and estimated fair value of securities available-for-sale at December 31, 2016, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Estimated Fair Value
U.S Government sponsored enterprises:
Within 1 year	$1,000,000	970,800
One to five years	6,000,000	5,823,675
Five to ten years	-	-
Over ten years	-	-
Mortgage-backed securities	3,032,446	2,954,060
	$10,032,446	9,748,535

Proceeds from sales of available-for-sale investment securities in 2016 and 2015 totaled $4,091,333 and $4,080,827, respectively. For 2016, gross gains and losses on sales of investments totaled $48,029 and $1,839, respectively. For 2015, gross gains and losses on sales of investments totaled $15,816 and $5,699, respectively.

Securities with a carrying value of approximately $6,309,000 and $6,907,000 at December 31, 2016 and 2015, respectively, were pledged to secure public deposits as required by law and for other purposes.

(3)	Federal Home Loan Bank Stock

The Bank is a member of the Federal Home Loan Bank (“FHLB”) of Atlanta and as such is required to maintain a minimum investment in its stock that varies with the level of FHLB advances outstanding. The stock is bought from and sold to the FHLB based upon its $100 par value. The stock does not have a readily determinable fair value and as such is classified as restricted stock, carried at cost and evaluated for impairment in accordance with GAAP. The stock’s value is determined by the ultimate recoverability of the par value rather than by recognizing temporary declines. The determination of whether the par value will ultimately be recovered is influenced by criteria such as the following: (a) the significance of the decline in net assets of the FHLB as compared to the capital stock amount and the length of time this situation has persisted, (b) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance, (c) the impact of legislative and regulatory changes on the customer base of the FHLB and (d) the liquidity position of the FHLB.

(4)	Loans and Allowance for Loan Losses

Major classifications of loans at December 31, 2016 and 2015 are summarized as follows:

	2016	2015
Commercial real estate	$142,808,961	124,341,939
Commercial non-real estate	44,065,247	32,893,943
Construction	49,981,868	36,500,804
Consumer	29,894,156	29,311,652
	266,750,232	223,048,338
Less: Allowance for loan losses	3,305,599	2,876,229
Loans, net	$263,444,633	220,172,109

Private Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(4)	Loans and Allowance for Loan Losses, continued

The Bank grants loans and extensions of credit to individuals and a variety of businesses operating primarily in the metro Atlanta area. Although the Bank has a diversified loan portfolio, a substantial portion of the portfolio is collateralized by improved and unimproved real estate and is dependent upon the real estate market.

The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of December 31, 2016 and 2015:

December 31, 2016:	Commercial Real Estate	Commercial Non-Real Estate	Construction	Consumer	Total
Allowance for loan losses:
Balance at beginning of the period	$1,458,187	549,209	441,866	426,967	2,876,229
Provision for loan losses	194,167	191,465	248,425	(2,968)	631,089
Charge-offs	(83,706)	(122,712)	-	-	(206,418)
Recoveries	2,299	-	-	2,400	4,699
Ending balance	$1,570,947	617,962	690,291	426,399	3,305,599
Ending balance individually evaluated for impairment	$128,305	25,003	-	23,349	176,657
Ending balance collectively evaluated for impairment	1,442,642	592,959	690,291	403,050	3,128,942
	$1,570,947	617,962	690,291	426,399	3,305,599
Loans:
Individually evaluated for impairment	$1,950,074	523,765	-	1,270,196	3,744,035
Collectively evaluated for impairment	140,858,887	43,541,482	49,981,868	28,623,960	263,006,197
	$142,808,961	44,065,247	49,981,868	29,894,156	266,750,232
December 31, 2015:
Allowance for loan losses:
Balance at beginning of the period	$1,699,292	320,287	477,485	623,425	3,120,489
Provision for loan losses	(241,105)	228,922	(35,619)	5,775	(42,027)
Charge-offs	-	-	-	(226,343)	(226,343)
Recoveries	-	-	-	24,110	24,110
Ending balance	$1,458,187	549,209	441,866	426,967	2,876,229
Ending balance individually evaluated for impairment	$52,059	122,712	-	37,302	212,073
Ending balance collectively evaluated for impairment	1,406,128	426,497	441,866	389,665	2,664,156
	$1,458,187	549,209	441,866	426,967	2,876,229
Loans:
Individually evaluated for impairment	$8,034,420	813,219	-	1,352,189	10,199,828
Collectively evaluated for impairment	116,307,519	32,080,724	36,500,804	27,959,463	212,848,510
	$124,341,939	32,893,943	36,500,804	29,311,652	223,048,338

The Bank individually evaluates material loans for impairment that are on nonaccrual status or are rated substandard (as described below). Additionally, all troubled debt restructurings are individually evaluated for impairment. The Bank considers all loans that are on nonaccrual and all troubled debt restructurings to be impaired. A loan is considered impaired when, based on current events and circumstances it is probable that all amounts due, according to the contractual terms of the loan, will not be collected. Impaired loans are measured based on the present value of expected future cash flows, discounted at the loan’s effective interest rate, at the loan’s observable market price, or the fair value of the collateral if the loan is collateral dependent. Interest payments received on impaired loans are generally applied as a reduction of the outstanding principal balance.

Private Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(4)	Loans and Allowance for Loan Losses, continued

The following table presents impaired loans by class of loans as of December 31, 2016 and 2015:

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
December 31, 2016:

Impaired loans with related allowance:
Commercial real estate	$373,177	374,831	-	385,218	20,697
Commercial non-real estate	404,922	404,723	-	434,767	3,617
Construction	-	-	-	-	-
Consumer	483,569	485,831	-	515,889	26,235

Impaired loans without related allowance:
Commercial real estate	$1,576,897	1,580,659	128,305	1,596,872	71,859
Commercial non-real estate	118,843	119,366	25,003	116,122	6,096
Construction	-	-	-	-	-
Consumer	786,628	790,599	23,349	792,991	35,685

Total:
Commercial real estate	$1,950,074	1,955,490	128,305	1,982,090	92,556
Commercial non-real estate	523,765	524,089	25,003	550,889	9,713
Construction	-	-	-	-	-
Consumer	1,270,197	1,276,430	23,349	1,308,880	61,920

December 31, 2015:

Impaired loans with related allowance:
Commercial real estate	$4,548,772	4,972,795	52,059	5,032,444	239,394
Commercial non-real estate	122,712	122,712	122,712	137,109	-
Construction	-	-	-	-	-
Consumer	804,552	803,980	37,302	812,712	36,919

Impaired loans without related allowance:
Commercial real estate	$2,923,280	3,061,625	-	2,991,879	139,315
Commercial non-real estate	385,542	690,507	-	766,847	9,794
Construction	-	-	-	-	-
Consumer	549,206	548,209	-	550,451	27,976

Total:
Commercial real estate	$7,472,052	8,034,420	52,059	8,024,323	378,709
Commercial non-real estate	508,254	813,219	122,712	903,956	9,794
Construction	-	-	-	-	-
Consumer	1,353,758	1,352,189	37,302	1,363,163	64,895

The following table presents the aging of the recorded investment in past due loans and non-accrual loan balances as of December 31, 2016 and 2015 by class of loans:

December 31, 2016:	30 -59 Days Past Due	60- 89 Days Past Due	Greater than 90 Days Past Due	Total Past Due	Current	Total	Non-accrual
Commercial real estate	$-	-	-	-	142,808,961	142,808,961	-
Commercial non-real estate	-	214,078	64,707	278,785	43,786,462	44,065,247	353,479
Construction	-	-	-	-	49,981,868	49,981,868	-
Consumer	786,627	-	-	786,627	29,107,529	29,894,156	-
Total	$786,627	214,078	64,707	1,065,412	265,684,820	266,750,232	353,479

Private Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(4)	Loans and Allowance for Loan Losses, continued

December 31, 2015:	30 -59 Days Past Due	60- 89 Days Past Due	Greater than 90 Days Past Due	Total Past Due	Current	Total	Non-accrual
Commercial real estate	$-	-	-	-	124,341,939	124,341,939	321,079
Commercial non-real estate	73,753	-	202,842	276,595	32,617,348	32,893,943	349,396
Construction	-	-	-	-	36,500,804	36,500,804	-
Consumer	-	-	-	-	29,311,652	29,311,652	-
Total	$73,753	-	202,842	276,595	222,771,743	223,048,338	670,475

There were no loans greater than 90 days past due and accruing at December 31, 2016 or 2015.

During 2016 and 2015, the Bank did not modify any material loans that would be considered troubled debt restructurings. At December 31, 2016 and 2015, the outstanding recorded investment of all troubled debt restructurings was $2,094,720 and $7,042,238, respectively, with an allocated specific allowance of $23,349 and $84,705, respectively. The Bank had no commitments to lend additional amounts to customers with outstanding loans that are classified as troubled debt restructurings as of December 31, 2016 or 2015.

The Bank categorized loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, current economic trends, among other factors. The Bank analyzes loans individually by classifying the loans as to credit risk. This analysis is performed on a continuous basis. The Bank uses the following definitions for its risk ratings:

Special Mention. Weakness exists that could cause future impairment, including the deterioration of financial ratios, past due status and questionable management capabilities. Collateral values generally afford adequate coverage, but may not be immediately marketable.

Substandard. Specific and well-defined weaknesses exist that may include poor liquidity and deterioration of financial ratios. The loan may be past due and related deposit accounts experiencing overdrafts. Immediate corrective action is necessary.

Doubtful. Specific weaknesses characterized as Substandard that are severe enough to make collection in full unlikely. There is no reliable secondary source of full repayment.

Loss. Loans categorized as Loss have the same characteristics as Doubtful; however, probability of loss is certain. Loans classified as such are generally charged-off.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be Pass rated loans. As of December 31, 2016 and 2015, and based on the most recent analysis performed, the risk category of loans by class of loans is as follows:

	Pass	Special Mention	Substandard	Doubtful/ Loss	Total
December 31, 2016:
Commercial real estate	$140,858,887	-	1,950,074	-	142,808,961
Commercial non-real estate	43,577,561	15,364	472,322	-	44,065,247
Construction	48,439,957	1,541,911	-	-	49,981,868
Consumer	28,397,266	226,694	1,270,196	-	29,894,156
	$261,273,671	1,783,969	3,692,592	-	266,750,232
December 31, 2015:
Commercial real estate	$116,323,188	5,143,711	2,875,039	-	124,341,938
Commercial non-real estate	31,907,893	246,584	739,466	-	32,893,943
Construction	36,500,805	-	-	-	36,500,805
Consumer	27,727,222	232,242	1,352,189	-	29,311,653
	$212,459,108	5,622,537	4,966,694	-	223,048,339

Private Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(5)	Premises and Equipment

Premises and equipment at December 31, 2016 and 2015, are summarized as follows:

	2016	2015
Leasehold improvements	$814,953	777,705
Furniture and equipment	1,966,674	1,807,313
	2,781,627	2,585,018
Less: accumulated depreciation and amortization	2,139,470	1,809,813
	$642,157	775,205

Depreciation expense was approximately $330,000 and $327,000 for the years ended December 31, 2016 and 2015, respectively.

(6)	Deposits

Deposit account balances at December 31, 2016 and 2015 are summarized as follows:

	2016	2015
Non-interest bearing demand deposits	$135,821,866	92,836,601
Savings (including money market and interest-bearing demand deposits)	122,323,442	98,482,364
Time, $250,000 and over	13,917,261	12,254,486
Other time	14,019,377	10,614,393
Total deposits	$286,081,946	214,187,844

At December 31, 2016, the contractual maturities of time deposits are summarized as follows:

2017	$16,320,006
2018	7,268,643
2019	918,250
2020	324,320
2021	3,054,738
Thereafter	50,681
$27,936,638

There was one deposit relationship representing greater than 5% of total deposits as of December 31, 2015 totaling approximately $24,924,000. There were no such deposits at December 31, 2016.

(7)	Federal Funds Purchased

At December 31, 2016, the Bank had facilities in place to purchase $10,400,000 in federal funds under established credit arrangements.

(8)	Other Borrowings

At December 31, 2015, the Bank had advances outstanding from the FHLB amounting to $35,000,000. The advances are collateralized by the Bank’s stock in the FHLB and a blanket lien on certain of the Bank’s 1-4 family first mortgage loans, multi-family first mortgage loans, commercial real estate loans and second mortgage loans which totaled approximately $73,884,000 at December 31, 2015. These advances were repaid during 2016 and no advances were outstanding at December 31, 2016. The advances for 2015 are as follows:

Private Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(8)	Other Borrowings, continued

December 31, 2015:	Maturity Date	Interest Rate	Balance
December 20, 2007	December 20, 2017	3.42%	$3,500,000
July 2, 2008	July 2, 2018	2.60%	2,000,000
September 2, 2008	September 4, 2018	2.98%	2,000,000
Daily rate credit	NA	0.49%	27,500,000
			$35,000,000

At December 31, 2016, the Bank was able to borrow certain amounts from the Federal Reserve Discount Window Primary Credit Program. The borrowing limit is based on the amount of collateral pledged, with certain loans serving as collateral. Borrowings bear interest at 25 basis points over the current federal funds rate and have a maturity of one day. There were no advances outstanding at December 31, 2016.

(9)	Related Party Transactions

The Bank conducts transactions with directors and executive officers, including companies in which they have beneficial interest, in the normal course of business. It is the policy of the Bank that loan transactions with directors and executive officers are made on substantially the same terms as those prevailing at the time for comparable loans to other persons. Loan transactions will be approved by a majority of the directors, including a majority of the directors who do not have an interest in the transaction. The following is a summary of activity for related party loans for 2016:

Beginning balance	$3,375,646
Loans advanced	407,022
Repayments	1,112,816
Ending balance	$2,669,852

The aggregate amount of deposits of directors and executive officers and their affiliates amounted to approximately $3,883,000 and $5,184,000 at December 31, 2016 and 2015, respectively.

(10)	Commitments

Lease Commitments

The Bank has leased space under noncancellable agreements that require the payment of monthly rentals, required maintenance, and insurance. The leases are accounted for as operating leases.

The projected minimum rental commitments due under all operating leases are summarized as follows:

Years Ending December 31,
2017	$504,079
2018	440,972
2019	452,532
2020	464,440
2021	476,654
Thereafter	1,468,944
$3,807,621

The total rental expense for the years ended December 31, 2016 and 2015 was approximately $601,000 and $550,000, respectively.

Private Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(10)	Commitments, continued

Financial Instrument Commitments

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit written is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Financial instruments whose contract amounts represent credit risk:

	December 31,
	2016	2015
Commitments to extend credit	$74,242,000	73,155,000
Standby letters of credit	1,743,000	2,142,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary, by the Bank upon extension of credit is based on management’s credit evaluation of the customer.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to businesses within the Bank’s trade area. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds real estate and assignments of deposit accounts as collateral supporting those commitments for which collateral is deemed necessary. The extent of collateral held for these commitments at December 31, 2016 and 2015 varies.

(11)	Stockholders’ Equity

Stock Warrants

During 2006, the Company issued warrants that allow the original organizers of the Company to purchase up to 570,000 shares of common stock at $10 per share. All of these warrants were exercised during 2016.

Stock Incentive Plan

The Company adopted a Stock Incentive Plan in 2006, covering up to 225,000 shares of the Company’s common stock. The Plan is administered by a committee of the Board of Directors and provides for the granting of shares of common stock, options to purchase shares of common stock and other stock-based incentives to officers, directors and key employees of the Company and Bank. The exercise price of each option granted under the Plan will not be less than the fair market value of the shares of common stock subject to the option on the date of grant as determined by the Board of Directors. Options are exercisable in whole or in part upon such terms as may be determined by the committee, and are exercisable no later than ten years after the date of grant.

Private Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(11)	Stockholders’ Equity, continued

A summary status of the Company’s stock option plan as of December 31, 2016 and 2015, and changes during the years, are presented below:

	December 31,
	2016		2015
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding, beginning of year	180,200	$10.00	180,200	$10.00
Granted during the year	-	$-	-	$-
Exercised during the year	(7,500)	$10.00	-	$-
Forfeited during the year	-	$-	-	$-
Outstanding, end of year	172,700	$10.00	180,200	$10.00
Options exercisable at year end	172,700	$10.00	180,200	$10.00

At December 31, 2016, options have a weighted average remaining contractual life of approximately one year.

The Company recorded compensation cost of $6,538 for the year ended December 31, 2015 related to the Stock Incentive Plan and recorded no expense for the year ended December 31, 2016. There is no unrecognized compensation cost associated with unvested stock options as of December 31, 2016.

In September 2012, the Company instituted a Restricted Stock Unit Plan (“RSP”) for certain key employees covering up to 100,000 shares of the Company’s common stock. The RSP permits the grantee to receive stock units convertible to stock over a determined four year vesting period. The Company recorded compensation expense related to RSP of $119,249 and $81,603, for the years ended December 31, 2016 and 2015, respectively. There were 29,713 restricted stock units outstanding at December 31, 2016.

(12)	Regulatory Matters

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under certain adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

In July 2013, the Federal bank regulatory agencies issued a final rule that revises their risk-based capital requirements and the method for calculating components of capital and of computing risk-weighted assets to make them consistent with agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act. The final rule applies to all depository institutions, top-tier bank holding companies with total consolidated assets of $500 million or more and top-tier savings and loan holding companies. The rule establishes a new common equity Tier 1 minimum capital requirement, increases the minimum capital ratios and assigns a higher risk weight to certain assets based on the risk associated with these assets. The final rule includes transition periods that generally implement the new regulations over a five year period. These changes were phased in beginning in January 2015. Management continues to evaluate this final rule and its potential impact on the Bank and the Company. Preliminary assessments indicate that the Bank and the Company will continue to exceed all regulatory capital requirements under the phased in requirements of the new rule.

Private Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(12)	Regulatory Matters, continued

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total common equity Tier 1, total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. Management believes, as of December 31, 2016 and 2015, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2016 and 2015, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum common equity Tier 1 risk-based, total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth below. There are no conditions or events since that notification that management believes have changed the institution’s category.

The Bank’s actual capital amounts and ratios as of December 31, 2016 and 2015 are also presented below.

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands)
December 31, 2016:
Common Equity Tier 1 (to risk-weighted assets)	$27,539	9.70%	$12,776	4.50%	$18,454	6.50%
Total Capital to Risk Weighted Assets	$30,845	10.86%	$22,712	8.00%	$28,390	10.00%
Tier I Capital to Risk Weighted Assets	$27,539	9.70%	$17,034	6.00%	$22,712	8.00%
Tier I Capital to Average Assets	$27,539	8.15%	$13,508	4.00%	$16,885	5.00%

December 31, 2015:
Common Equity Tier 1 (to risk-weighted assets)	$24,963	10.46%	$10,741	4.50%	$15,514	6.50%
Total Capital to Risk Weighted Assets	$27,839	11.66%	$19,095	8.00%	$23,868	10.00%
Tier I Capital to Risk Weighted Assets	$24,963	10.46%	$14,321	6.00%	$19,095	8.00%
Tier I Capital to Average Assets	$24,963	9.13%	$10,937	4.00%	$13,672	5.00%

(13)	Limitations on Dividends

The sources of funds available to pay shareholder dividends are from the Bank’s earnings and Company equity. Bank regulatory authorities may impose restrictions on the amount of dividends that may be declared by the Bank without prior approval of the regulatory authorities. Further restrictions could result from a review by regulatory authorities of the Bank’s capital adequacy. At December 31, 2016, the maximum amount of dividends that could be paid by the Bank without regulatory approval was approximately $3,088,000.

Private Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(14)	Fair Value Measurements and Disclosures

The Company utilizes fair value measurements to record fair value adjustments to certain assets.  Investment securities available-for-sale and mortgage loans held-for-sale are recorded at fair value on a recurring basis.

Fair Value Hierarchy

The Company groups assets at fair value in three levels, based on the markets in which the assets are traded and the reliability of the assumptions used to determine fair value.  These levels are:

Level 1 –	Valuation is based upon quoted prices for identical instruments traded in active markets.
Level 2 –

Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3 –

Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset.  Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

Following is a description of valuation methodologies used for assets which are recorded at fair value.

Investment Securities Available-for-Sale

Investment securities available-for-sale are recorded at fair value on a recurring basis.  Fair value measurement is based upon quoted prices, if available.  If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions.  Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange and U.S. Treasury securities that are traded by dealers or brokers in active over-the-counter market funds.  Level 2 securities include mortgage-backed securities issued by government sponsored enterprises and state, county and municipal bonds.  Securities classified as Level 3 include asset-backed securities in less liquid markets.

Mortgage Loans Held-for-Sale

Mortgage loans held-for-sale are recorded at fair value on a recurring basis. Fair value measurement for committed residential mortgage loans held-for-sale is determined by outstanding commitments from investors and the fair value of uncommitted loans is based on current delivery prices in the secondary mortgage market.

Loans

The Company does not record loans at fair value on a recurring basis.  However, from time to time, a loan is considered impaired and a specific allocation is established within the allowance for loan losses.  Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired.  Once a loan is identified as individually impaired, management measures impairment using one of three methods, including collateral value, market value of similar debt, and discounted cash flows.  Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans.  Impaired loans in which an allowance is established based on the fair value of collateral require classification in the fair value hierarchy.  When the fair value of the collateral is based on an observable market price, the Company records the impaired loan as nonrecurring Level 2.  When an appraised value is utilized or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Company records the impaired loan as nonrecurring Level 3.

Private Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(14)	Fair Value Measurements and Disclosures, continued

Assets Recorded at Fair Value on a Recurring Basis

The table below presents the recorded amount of assets measured at fair value on a recurring basis as of December 31, 2016 and 2015.

	Level 1	Level 2	Level 3	Total
December 31, 2016:
Mortgage loans held-for-sale	$-	24,627,522	-	24,627,522
U.S. Government sponsored enterprises	-	6,794,475	-	6,794,475
Mortgage-backed securities	-	2,954,060	-	2,954,060
	$-	34,376,057	-	34,376,057
December 31, 2015:
Mortgage loans held-for-sale	$-	27,598,678	-	27,598,678
U.S. Government sponsored enterprises	-	9,864,627	-	9,864,627
Mortgage-backed securities	-	6,851,870	-	6,851,870
	$-	44,315,175	-	44,315,175

Assets Recorded at Fair Value on a Nonrecurring Basis

The Company may be required, from time to time, to measure certain assets at fair value on a nonrecurring basis in accordance with U.S. generally accepted accounting principles.  These include assets that are measured at the lower of cost or market that were recognized at fair value below cost at the end of the period.  Assets measured at fair value on a nonrecurring basis are included in the table below as of December 31, 2016 and 2015.

	Level 1	Level 2	Level 3	Total
December 31, 2016:
Impaired loans	$-	-	2,305,967	2,305,967

December 31, 2015:
Impaired loans	$-	-	5,704,718	5,704,718

(15)	Subsequent Event

Effective January 1, 2017, the Company completed an Agreement and Plan of Merger ("Merger Agreement") with National Commerce Corporation ("NCC") whereby NCC acquired the Company and the Bank. Under the terms of the Merger Agreement, NCC issued 1,809,189 shares of its common stock and paid a total of $8,322,000 to the shareholders of the Company. Additionally, NCC paid certain other costs associated with the transaction including merger expenses and amounts for outstanding stock options in the Company. These payments totaled approximately $2,142,000.